Exhibit 99.1

Beeline to Release Year-End Results and Invites Stakeholders to Business Update Call

Providence, Rhode Island, April 3, 2025 – Beeline (NASDAQ: BLNE), a digital-first innovator in the mortgage industry, announced today that it will be reporting results and hosting its 2024 annual earnings and business update call on April 15, 2025 at 5:00 PM ET.

The call will be led by Nick Liuzza, Chief Executive Officer, and Chris Moe, Chief Financial Officer.

Participants may join the call by dialing in using the information provided below or by accessing the live webcast via the following link:

Participant Dial In (toll free): 1-844-763-8274

Participant International Dial In: 1-647-484-8814

Listen only link https://www.gowebcasting.com/13954

About Beeline Financial Holdings, Inc.

Beeline Financial Holdings, Inc. is a technology-driven mortgage lender and title provider offering a fully digital, AI-enhanced, platform that simplifies and accelerates the home financing process for homeowners and property investors. Based in Providence, RI, Beeline is dedicated to transforming the mortgage industry through innovative technology and customer-centric solutions.

Contact:

ir@makeabeeline.com